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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion of our report dated July 31, 2000 on the American Home Products Corporation's Wyeth-Ayerst Laboratories Division - Nordette, Bicillin, and Wycillin Product Lines statement of Assets Acquired and Liabilities Assumed as of December 31, 1999 and the related statement of net Revenues in Excess of Direct Expenses for the year ended December 31, 1999 in this current report on Form 8-K/A of King Pharmaceuticals, Inc. dated July 7, 2000.


                                                       ARTHUR ANDERSEN LLP



Roseland, New Jersey
September 20, 2000